UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 8.01	Other Events

On February 2, 2005, Kerr-McGee Corporation (the “Company”) announced that it is calling for redemption on March 4, 2005 (the “Redemption Date”) all of its $600,000,000 aggregate principal amount of 5.25% Convertible Subordinated Debentures due 2010 (the “Debentures”). Holders of the debentures may convert the debentures into shares of Kerr-McGee Corporation common stock at a conversion price of $61.0763 per share at any time prior to the close of business on March 2, 2005. The agent for the redemption and/or conversion is Citibank, N.A.

In accordance with the terms of the Debentures the Company will pay to the holders of the Debentures the redemption price of 102.625% of the principal amount of each Debenture, plus interest accrued and unpaid to, but excluding, the Redemption Date.

The Company expects to redeem the Debentures using a combination of proceeds from short-term borrowings under its $1.5 billion revolving credit facility, together with proceeds from a long-term debt offering, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: February 2, 2005